UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2007

LSB BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One LSB Plaza, Lexington, North Carolina	27292
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 248-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          On January 22, 2007, LSB Bancshares, Inc. (the “Company) filed form 8-K disclosing certain financial information for the quarter and year ending December 31, 2006.  The Company is now filing an amendment to that Form 8-K to include revised non-material financial information for the quarter and year ending December 31, 2006.

Item 2.02.	Results of Operations and Financial Condition.

          An audit journal entry was made due to additional information relating to the adoption of FASB 158 arriving after the initial press release. The entry properly recorded the effects of FASB 158 as well as the related deferred income tax effects. The entry had no effect on net income and minimal impact on the balance sheet and certain financial ratios.

Item 9.01.	Financial Statements and Exhibits.

          This Exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 2.02 - Results of Operations and Financial Condition.

          (99.1)     Press release issued by LSB Bancshares, Inc. on January 22, 2007.*

Disclosures About Forward Looking Statements

          The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

*Previously filed

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: February 2, 2007	By:	/s/ Robert F. Lowe

Robert F. Lowe,
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of LSB Bancshares, Inc. dated January 22, 2007.*

*Previously Filed.